Exhibit 10.1

EXECUTION COPY

In re Motors Liquidation Company., Ch. 11 Case No. 09-50026 (REG)

Motors Liquidation Company GUC Trust v. Appaloosa Investment Limited Partnership I,

Adv. P. No. 12-09802 (REG)

Settlement Agreement of Wind-Up Claim and

Guarantee Claim and Disputes Related Thereto

This SETTLEMENT AGREEMENT (“Settlement Agreement”) is made this 26th day of September 2013, among Motors Liquidation Company GUC Trust (“GUC Trust”), FTI Consulting, Inc., as trust monitor of the GUC Trust (in such capacity, the “GUC Trust Monitor”) Green Hunt Wedlake, Inc. as Trustee for General Motors Nova Scotia Finance Corporation (“GMNSFC”), and referred to herein as “Nova Scotia Trustee”, General Motors LLC (“New GM”), General Motors of Canada Limited (“GM Canada”), and Morgan Stanley & Co. International plc, Worden Master Fund L.P. and Worden Master Fund II L.P., Drawbridge DSO Securities LLC, Drawbridge OSO Securities LLC, FCOF UB Securities LLC, Gatwick Securities LLC, Elliott International LP, The Liverpool Limited Partnership, DbX – Risk Arbitrage 1 Fund, Lyxor/Paulson International Fund Limited, Paulson Enhanced Ltd., Paulson International Ltd., Paulson Partners Enhanced, L.P., Paulson Partners L.P. (collectively the “Representative Noteholders”)1 (the GUC Trust, the GUC Trust Monitor, New GM, GM Canada, the Nova Scotia Trustee, and the Representative Noteholders are hereinafter collectively known as the “Parties”).

This Settlement Agreement constitutes a global resolution of all issues and claims that relate in any way to the: (i) 8.375% guaranteed notes due December 7, 2015 (the “2015 Notes”) and 8.875% guaranteed notes due July 10, 2023 (the “2023 Notes” and together with the 2015 Notes, the “Notes”), both issued by GMNSFC pursuant to the Fiscal and Paying Agency Agreement (defined below) and guaranteed by Motors Liquidation Company f/k/a General Motors Corporation (“MLC” or “Old GM”) (the “Guarantee”); (ii) the New GM Administrative Claim (Claim Number 71111); (iii) the Claims Objection (as defined herein); (iv) the Adversary Proceeding (as defined herein); (v) the Rule 60(b) Motion (as defined herein); and (vi) the Lock-Up Agreement, the Extraordinary Resolution, the June 25 Agreement, the Consent Fee, and the Intercompany Loans (as such terms are herein defined) (items (i) – (vi) are referred to as the “Settled Disputes”). The claims include: (1) all claims by or on behalf of holders of Notes pursuant to the Guarantee (collectively, the “Guarantee Claim”); and (2) a claim asserted by the Nova Scotia Trustee in the amount of $1,607,647,592.49 (Claim Number 66319) (the “Wind-Up Claim” and together with the Guarantee Claim, the “Claims”). As further described below, the settlement results in: (a) two Resolved Allowed General Unsecured Claims (as defined in the Amended and Restated Motors Liquidation Company GUC Trust Agreement (the “GUC Trust Agreement”)) against MLC – an allowed claim of $1,073,000,000 in settlement of the Guarantee Claim and an allowed claim of $477,000,000 in settlement of the Wind-Up Claim; and (b) a cash payment of USD $50,000,000 by GM Canada to, among other things, confirm the release of the Intercompany Loans, all as detailed herein. The Parties agree that the Settlement Agreement memorializes a fair and reasonable resolution of all claims related to the Settled Disputes.

[1]	In this Settlement Agreement, references to all holders of the Notes will be to “All Holders.”

RECITALS

WHEREAS on July 10, 2003, GMNSFC issued the Notes pursuant to the terms and conditions of the Fiscal and Paying Agency Agreement, dated as of July 10, 2003, between and among GMNSFC, Old GM, Deutsche Bank Luxembourg S.A., as fiscal agent (“Deutsche Bank”), and Banque Général du Luxembourg S.A., as paying agent (as supplemented, the “Fiscal and Paying Agency Agreement”);

WHEREAS the 2015 Notes have the ISIN Code XS0171922643, an outstanding principal amount of £ 350,000,000, and a total amount of principal and accrued interest of £ 374,590,000;

WHEREAS the 2023 Notes have the ISIN Code XS0171908063, an outstanding principal amount of £ 250,000,000, and a total amount of principal and accrued interest of £ 277,670,000;

WHEREAS GMNSFC loaned the proceeds of the Notes, approximately CAD $1.3 billion to GM Canada; the loans are defined herein as the “Intercompany Loans”;

WHEREAS upon issuance of the Notes, GMNSFC entered into two currency swap transactions relating to the Notes (the “Swap Transactions”), which serve as the basis for a portion of the claim filed by the Nova Scotia Trustee against Old GM (the “Swap Claim”);

WHEREAS certain noteholders, Old GM, GM Canada, GMNSFC, and GM Nova Scotia Investments Ltd. entered into an agreement on June 1, 2009 to resolve certain pending issues involving the Intercompany Loans. The agreement reached was termed the “Lock-Up Agreement”;

WHEREAS as contemplated by the Lock-Up Agreement, on June 25, 2009, GMNSFC and GM Canada entered into a settlement agreement related to the Intercompany Loans (the “June 25 Agreement”) pursuant to which, among other things, a Consent Fee (the “Consent Fee”) was paid to the holders of the Notes;

WHEREAS on June 25, 2009, certain noteholders executed an Extraordinary Resolution, attached as Exhibit A to the Lock-Up Agreement, as contemplated by the Lock-Up Agreement (the “Extraordinary Resolution”);

WHEREAS on June 1, 2009 (the “Petition Date”), Old GM and certain of its subsidiaries (collectively, the “Debtors”) filed petitions for relief pursuant to chapter 11 of the Bankruptcy Code in the Bankruptcy Court (collectively, the “GM Bankruptcy”) (Docket No. 1);

WHEREAS on June 3, 2009, the United States Trustee for the Southern District of New York appointed the Official Committee of Unsecured Creditors (the “Creditors’ Committee”), pursuant to section 1102 of the Bankruptcy Code (Docket No. 356);

WHEREAS on the Petition Date, MLC filed a motion (the “Sale Motion”) seeking approval of the original version of the Master Sale and Purchase Agreement (the “Original MSPA”), which provided for the sale of substantially all of Old GM’s assets to New GM. The Original MSPA was subsequently amended and restated at various times in June, 2009 (the “Final MSPA”). On July 5, 2009, the Bankruptcy Court entered an order approving the Final MSPA and the sale to New GM (the “Sale Approval Order”) (Docket No. 2968); on July 10, 2009, the Debtors consummated the sale to New GM;

WHEREAS on October 9, 2009, the Nova Scotia Supreme Court issued an order adjudging GMNSFC bankrupt and appointing the Nova Scotia Trustee to act as the trustee in bankruptcy for GMNSFC (the “GMNSFC BIA Proceedings”);

WHEREAS on November 30, 2009, the Nova Scotia Trustee filed the Wind-Up Claim in the amount of $1,607,647,592.49;

WHEREAS seventy (70) proofs of claim were filed in the GM Bankruptcy on account of the Guarantee; these proofs of claim are listed in Exhibit A hereto;

WHEREAS on July 2, 2010, the Creditors’ Committee filed an objection (Docket No. 6248) (the “First Objection”) to the Claims;

WHEREAS on November 19, 2010, the Creditors’ Committee filed an amended objection (Docket No. 7859) (the “Amended Objection” and together with the First Objection, the “Claims Objection”) to the Claims;

WHEREAS by Order dated March 29, 2011, the Bankruptcy Court confirmed the Debtors Second Amended Joint Chapter 11 Plan dated March 18, 2011 (the “Plan”) (Docket No. 9941),2 which created the GUC Trust to administer certain post-effective date responsibilities under the Plan pursuant to the GUC Trust Agreement and effectuated the assignment of certain rights of the Creditors’ Committee to the GUC Trust including without limitation the Claims Objection;

WHEREAS on April 29, 2011, New GM filed a proof of claim which it believes is entitled to administrative priority pursuant to 11 U.S.C. § 503 (MLC Proof of Claim No. 71111) (the “New GM Administrative Claim”);

WHEREAS on March 1, 2012, the GUC Trust filed its Complaint in Adversary Proceeding No. 12-09802 (the “Adversary Proceeding”) and on June 11, 2012, the GUC Trust filed its Amended Complaint in the Adversary Proceeding (Adv. Docket No. 37);

WHEREAS on May 3, 2013, the GUC Trust filed its Motion pursuant to FRCP 60 made applicable by Rule 9024 of the Federal Rules of Bankruptcy Procedure (Docket No. 12419) (the “Rule 60(b) Motion”);

WHEREAS on June 27, 2013, the Bankruptcy Court issued a Mediation Order by which the Parties agreed to a mediation of their disputes (Adv. Docket No. 241), and on September 9, 2013, the Parties engaged in a mediation which subsequently resulted in an agreement to the terms of the settlement contained herein;

[2]	Capitalized terms not defined herein shall have the definition attributed to them in the Plan.

WHEREAS the Parties, having considered all of the relevant facts and circumstances, believe it in their respective best interests to resolve the Settled Disputes and certain related issues as set forth herein;

NOW, THEREFORE, in consideration of the recitals hereto, the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the undersigned Parties agree as follows:

1.	Allowance and Distribution with respect to the Guarantee Claim. The 9019 Approval Order (defined below) will provide that the Guarantee Claim will be allowed as a general unsecured claim in the amount of USD $1,073,000,000 (the “Guarantee Claim Amount”). Accordingly, upon the Effective Date (defined below), the Guarantee Claim will constitute a Resolved Allowed General Unsecured Claim under the GUC Trust Agreement in the amount of USD $1,073,000,000. The 9019 Approval Order will provide that the Guarantee Claim Amount will be allocated USD $616,219,100 to the 2015 Notes and USD $456,780,900 to the 2023 Notes.[3] The 9019 Approval Order will authorize and direct distributions on account of the Guarantee Claim Amount as set forth in Paragraph 4 herein.

2.	Allowance of Wind-Up Claim. The 9019 Approval Order will provide that the Wind-Up Claim will be reduced to $477,000,000 and allowed as a general unsecured claim as so reduced (the “Allowed Wind-Up Claim Amount”). Accordingly, upon the Effective Date, the Wind-Up Claim will constitute a Resolved Allowed General Unsecured Claim under the GUC Trust Agreement in the amount of $477,000,000. The Approval Orders (as defined below) will provide that the Allowed Wind-Up Claim Amount will be allocated $273,938,966 to the 2015 Notes and $203,061,034 to the 2023 Notes and will authorize and direct distributions on account of the Allowed Wind-Up Claim Amount as set forth in Paragraphs 3 and 4 herein. The Nova Scotia Trustee will distribute the instruments it receives on account of the Wind-Up Claim (pursuant to Paragraphs 3 and 4 herein) and cash it receives on account of the GM Canada Payment to All Holders as of the Record Date through the Euroclear and Clearstream settlement systems and not directly to creditors who filed proofs of claim in the GMNSFC BIA Proceedings, all in accordance with and contingent upon the Nova Scotia Trustee’s obligations under the Bankruptcy and Insolvency Act (Canada) (the “BIA”) and Canadian law generally.

3.	Direction by the Nova Scotia Trustee. The Nova Scotia Trustee hereby directs the GUC Trust to make the distribution described in Paragraph 2 herein directly to the holders of Notes in the manner set forth in Paragraph 4 herein.

4.	Claim Distribution Mechanism. Prior to the Effective Date, the Representative Noteholders and Nova Scotia Trustee, in good faith consultation with the trustee and trust administrator of the GUC Trust (the “GUC Trust Administrator”), will inform the GUC Trust Administrator in writing of the identity of the person or entity that will serve as the Fiscal and Paying Agent or other agent for the purpose of facilitating the distribution of

[3]

All recoveries and distributions made to All Holders of the Notes, including those provided for in Paragraphs 1, 2, and 7 shall be allocated 57.429552632% to the 2015 Notes and 42.570447368% to the 2023 Notes.

GUC Trust Distributable Assets and Units (each as defined in the GUC Trust Agreement) described herein (the “Fiscal and Paying Agent”). In accordance with Sections 5.3 and 5.8 of the GUC Trust Agreement, the direction by the Nova Scotia Trustee provided in Paragraph 3 hereof, any instructions provided by the Fiscal and Paying Agent, and the applicable procedures of the Euroclear and Clearstream settlement systems, the GUC Trust Administrator shall make a single distribution of the GUC Trust Distributable Assets and Units in respect of the Guarantee Claim Amount and the Allowed Wind-Up Claim Amount for the benefit of All Holders, which distribution may be made to the Fiscal and Paying Agent (for further distribution to the registered holders of the Notes as of the Record Date) or directly to the registered holders of the Notes as of the Record Date (the “Distribution”). The GUC Trust shall make the Distribution within five (5) business days following the Effective Date, or as soon as reasonably practicable thereafter. For the avoidance of doubt, the Distribution will consist of, in the aggregate, 6,174,015 shares of New GM Common Stock, 5,612,741 New GM $10.00 Warrants, 5,612,741 New GM $18.33 Warrants, and 1,550,000 Units (each as defined in the GUC Trust Agreement). Promptly following the Distribution, the GUC Trust shall notify all Parties of the date of the Distribution (the “Distribution Notice”).

5.	GM Canada Payment. The Approval Orders will provide that on the later of: (a) two (2) business days after receipt of the Distribution Notice; or (b) two (2) business days after the Effective Date (the “Cash Distribution Date”), in full settlement of the Settled Disputes and in contemplation of among other things, the releases set forth in Paragraphs 13, 15, and 17 herein and the acknowledgements by the GUC Trust, all past, present and future holders of Notes and the Nova Scotia Trustee set forth in Paragraph 23 herein, GM Canada will be authorized and directed to pay the total sum of fifty million U.S. Dollars (USD $50,000,000) (the “GM Canada Payment”) to the Nova Scotia Trustee who hereby directs the GM Canada Payment to the following recipients:

a.	USD $13,500,000 to a trust account designated by Greenberg Traurig, LLP;

b.	USD $2,500,000 to a trust account designated by Curtis, Mallet-Prevost, Colt & Mosle, LLP;

c.	On the Cash Distribution Date, the Nova Scotia Trustee, in its absolute and sole discretion and in good faith consultation with the Representative Noteholders, will determine the amounts owed by the GMNSFC estate to the Canadian Office of the Superintendent of Bankruptcy pursuant to Sections 128 and 147 of the BIA (the “Superintendent’s Levy”) and will instruct GM Canada to pay the amount of USD $ 1,500,000 plus the Superintendent’s Levy to a trust account designated by the Nova Scotia Trustee for payment of all amounts and professional fees related to the winding up and final closure of the GMNSFC BIA Proceedings;

d.	The balance of the GM Canada Payment (the “Remaining Cash Amount”) to the Fiscal and Paying Agent for the benefit of and ratable distribution to All Holders as of the Record Date.

6.	GMNSFC Year-End Distribution. The Nova Scotia Trustee agrees to use its best efforts to distribute the assets of GMNSFC bankruptcy estate by December 31, 2013 (the

“GMNSFC Year End Distribution”) except that the Nova Scotia Trustee may withhold up to CDN $150,000 from the GMNSFC Year End Distribution for the purpose of administering the GMNSFC bankruptcy estate pursuant to Nova Scotia and Canadian law. At the conclusion of the GMNSFC BIA Proceeding, the Nova Scotia Trustee shall release to the Fiscal and Paying Agent all sums remaining in its account, subject to any remaining amounts owed by the Nova Scotia Trustee to the Canadian Office of the Superintendent of Bankruptcy, for the benefit and ratable distribution to All Holders.

7.	Distribution of Remaining Cash Amount. The Remaining Cash Amount will be allocated 57.429552632% to the 2015 Notes and 42.570447368% to the 2023 Notes. The 9019 Approval Order will provide that the Fiscal and Paying Agent is authorized and directed to distribute the Remaining Cash Amount to the Noteholders on the first business day after the Effective Date.

8.	Disallowed Claims. The 9019 Approval Order will provide that the proofs of claim identified in Exhibit A to this Settlement Agreement are disallowed, and the 9019 Approval Order will provide that the amount of the Wind-Up Claim in excess of USD $477,000,000 is disallowed.

9.	Swap Claim. On the Effective Date, the Swap Claim shall be deemed withdrawn by New GM in the GMNSFC bankruptcy case without the necessity of a formal pleading being filed by New GM with the Nova Scotia Court or further action on the part of the Nova Scotia Trustee.

10.	New GM Administrative Claim. As part of the settlement contained herein, on the Effective Date, the New GM Administrative Claim shall be deemed withdrawn without the necessity of a formal pleading being filed by New GM or the GUC Trust with the Bankruptcy Court, subject to the following conditions and understandings: (a) that portion of the New GM Administrative Claim that relates to, arises from, or concerns the Rule 60(b) Motion shall be deemed withdrawn with prejudice by New GM; (b) the remaining New GM Administrative Claim shall consist of the following two components: (i) the Environmental Response Trust shall remain liable for all environmental obligations set forth in the New GM Administrative Claim; and (ii) the GUC Trust shall remain liable, to the extent required by or set forth in the Final MSPA, the Sale Approval Order, the Plan or the Confirmation Order, for all obligations still owed to or to be performed by the GUC Trust in favor of New GM under the Sale Approval Order, the Final MSPA, the Plan, the Confirmation Order, and/or the Transition Services Agreement (as defined in the Final MSPA) (“Remaining Administrative Claims”); provided, however, that, subject to the further proviso below, the GUC Trust is not required to reserve any cash or New GM Securities on account of the Remaining Administrative Claims, and the sole remedy of New GM against the GUC Trust for any breach of the Sale Approval Order, the Final MSPA, the Plan, the Confirmation Order, and/or the Transition Services Agreement shall be specific performance; provided further, however, that if a specific claim or demand is made by New GM against the GUC Trust after the Effective Date in connection with the Remaining Administrative Claims, New GM may seek Bankruptcy Court authorization (a) in addition to specific performance, a damages remedy, and (b) to establish a reserve for such claim or demand (up to an aggregate limit of $1 million) at the time such claim or demand is made but such reserve shall be limited to the assets that remain in the reserve established by the GUC Trust for secured, administrative and priority claims.

11.	Dismissal of Claims Objection, Adversary Proceeding and Rule 60(b) Motion. On the Effective Date, the Claims Objection, the Adversary Proceeding, and the Rule 60(b) Motion shall be dismissed with prejudice and without costs without the necessity of a formal pleading being filed by the GUC Trust with the Bankruptcy Court to effectuate such results.

12.	Special Excess Distribution. Within 30 days of the Effective Date, the GUC Trust shall make a special, excess distribution pursuant to Sections 5.4 and 5.8 of the GUC Trust Agreement.

13.	Releases by All Past, Present and Future Holders of Notes to New GM and GM Canada.[4] Upon the Effective Date, and subject to the payment of the GM Canada Payment, and in consideration of the promises and covenants contained herein, all past, present and future holders of Notes, for themselves, and on behalf of their respective, agents, employees, officers, directors, shareholders, successors, assigns, assignors, predecessors, members, beneficiaries, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “Noteholder/GM Releasors”), completely release, waive and forever discharge or are deemed to have completely released, waived and forever discharged New GM, GM Canada, and all of their subsidiaries and affiliates, and all of their respective past, present and future agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) including without limitation, Neil MacDonald, John Stapleton, Mercedes Michel and Maurita Sutedja (and their respective heirs, administrators and assignees (collectively, the Individuals”) and all past officers, directors and employees of GMNSFC (collectively, the “Noteholder/GM Releasees”), from any and all actions, attorneys’ fees, charges, claims, costs, demands, expenses, judgments, liabilities and causes of action of any kind, nature or description, whether matured or unmatured, contingent or absolute, liquidated or unliquidated, known or unknown, direct or derivative, which the Noteholder/GM Releasors may now have, ever had, or may in the future have against the Noteholder/GM Releasees, arising out of or based on any facts, circumstances, issues, services, advice, or the like, occurring from the beginning of time through the date hereof that relate to, arise under, or concern the Lock-Up Agreement, the Consent Fee (including the funding of the Consent Fee and the repayment of any Intercompany Loans which indirectly funded the Consent Fee), the Notes, the Intercompany Loans, the Guarantee, the Guarantee Claim, the Wind-Up Claim, the Extraordinary Resolution, the June 25 Agreement, GMNSFC, the GMNSFC BIA Proceedings, the Claims Objection, the Adversary Proceeding, the Rule 60(b) Motion, or any matter associated with any of the foregoing including without limitation claims for oppression, preference, fraudulent transfer, transfers for undervalue, fraudulent conveyance, assignment and preference, payment or repayment of dividends, contribution or indemnity, or any similar or other matter under Canadian federal or provincial statute or law, the BIA or the Bankruptcy Code, at law or in equity. In

[4]	All Parties to all of the releases in Paragraphs 13-22 herein expressly waive any rights that they may have pursuant to California Civil Code Section 1542.

addition, the Noteholder/GM Releasors, on behalf of themselves and their successors and assigns, agree or deemed to have agreed: (i) not to make any claim, commence or continue any action, lawsuit, adversary proceeding or other legal, equitable or administrative proceeding that asserts any such direct or indirect released claims against the Noteholder/GM Releasees; and (ii) not to direct or encourage the Nova Scotia Trustee to make any claim against the Noteholder/GM Releasees, or to seek any further funding from New GM, GM Canada, any of their subsidiaries or affiliates, or any of the other Noteholder/GM Releasees for the administration of the GMNSFC bankruptcy estate, and New GM, GM Canada, their subsidiaries and affiliates, and all other Noteholder/GM Releasees are released and discharged of any further obligation to provide such funding, whether or not any amounts currently remain outstanding, it being the intent of the Parties that the GM Canada Payment is the last and only payment New GM, GM Canada or any of their subsidiaries or affiliates or any of the Noteholder/GM Releasees will make in connection with the Claims Objection, the Adversary Proceeding, and all ancillary proceedings, including, without limitation, the MLC bankruptcy proceeding and the GMNSFC BIA Proceedings. For the avoidance of doubt, this provision does not apply to or release the right of the Representative Noteholders and the Nova Scotia Trustee to bring a Motion under Sections 503/105 of the Bankruptcy Code in the MLC bankruptcy proceeding as specified in Paragraph 29 of this Settlement Agreement and to receive payment, if such motion is approved, from the MLC bankruptcy estate (and not New GM, GM Canada or any affiliate or subsidiary thereof).

14.

Releases by New GM and GM Canada to All Past, Present and Future Holders of Notes. Upon the Effective Date, and subject to the payment of the GM Canada Payment, and in consideration of the promises and covenants contained herein, New GM and GM Canada, for themselves, and on behalf of their subsidiaries and affiliates, and all of their respective past, present and future agents, attorneys, employees, officers, directors, shareholders, successors, assigns, predecessors, members, representatives (in their capacity as such) including without limitation the Individuals (collectively, the “GM/Noteholder Releasors”), completely release, waive and forever discharge all past, present and future holders of Notes, and any subsidiary or affiliate thereof, and all of their respective past, present and future agents, attorneys, employees, officers, directors, shareholders, successors, assigns, assigns, predecessors, members, beneficiaries, representatives (in their capacity as such) (collectively, the “GM/Noteholder Releasees”), from any and all actions, attorneys’ fees, charges, claims, costs, demands, expenses, judgments, liabilities and causes of action of any kind, nature or description, whether matured or unmatured, contingent or absolute, liquidated or unliquidated, known or unknown, direct or derivative, which the GM/Noteholder Releasors may now have, ever had, or may in the future have against the GM/Noteholder Releasees, arising out of or based on any facts, circumstances, issues, services, advice, or the like, occurring from the beginning of time through the date hereof that relate to, arise under, or concern the Lock-Up Agreement, the Consent Fee (including the funding of the Consent Fee and the repayment of any Intercompany Loans which indirectly funded the Consent Fee), the Notes, the Guarantee, the Intercompany Loans, the Guarantee Claim, the Wind-Up Claim, the Extraordinary Resolution, the June 25 Agreement, GMNSFC, the GMNSFC BIA Proceedings, the Claims Objection, the Adversary Proceeding, the Rule 60(b) Motion, or any matter associated with any of the foregoing including without limitation claims for oppression, preference, fraudulent transfer, transfers for undervalue, fraudulent conveyance, assignment and preference, payment or repayment of dividends, contribution or indemnity, or any similar or other matter under Canadian federal or provincial statute or law, the BIA or the Bankruptcy Code, at law or in equity. In addition, the GM/Noteholder Releasors, on behalf of themselves and their successors and assigns, agree not to make any claim, commence or continue any action, lawsuit, adversary proceeding or other legal, equitable or administrative proceeding that asserts any such direct or indirect released claim against the GM/Noteholder Releasees.

15.

Releases by the Nova Scotia Trustee to New GM and GM Canada. Upon the Effective Date, and subject to the payment of the GM Canada Payment, and in consideration of the promises and covenants contained herein, the Nova Scotia Trustee, for itself, and on behalf of the bankruptcy estate of GMNSFC and their respective, agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “Nova Scotia Trustee/GM Releasors”), completely release, waive and forever discharge New GM, GM Canada, and all of their subsidiaries and affiliates, and all of their respective past, present and future agents, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such), including without limitation the Individuals and all past officers, directors and employees of GMNSFC (collectively, the “Nova Scotia Trustee/GM Releasees”), from any and all actions, attorneys’ fees, charges, claims, costs, demands, expenses, judgments, liabilities and causes of action of any kind, nature or description, whether matured or unmatured, contingent or absolute, liquidated or unliquidated, known or unknown, which the Nova Scotia Trustee/GM Releasors may now have, have ever had, or may in the future have against the Nova Scotia Trustee/GM Releasees, arising out of or based on any facts, circumstances, issues, services, advice, or the like, occurring from the beginning of time through the date hereof including, without limitation, any oppression, preference, fraudulent transfer, transfers for undervalue, fraudulent conveyance, assignment and preference, payment or repayment of dividends, contribution or indemnity, or any similar or other matter under Canadian federal or provincial statute or law, the BIA or the Bankruptcy Code, at law or in equity, and/or any creditor or derivative claims which belong to or are assertable by the bankruptcy estate of GM Nova Scotia or its successors and assigns as may exist under applicable Nova Scotia law or otherwise. For the avoidance of doubt, the releases given by the Nova Scotia Trustee/GM Releasors in favor of the Nova Scotia Trustee/GM Releasees are intended to be general releases and not specific releases. In addition, the Nova Scotia Trustee/GM Releasors, on behalf of themselves and their successors and assigns, agree: (i) not to make any claim, commence or continue any action, lawsuit, adversary proceeding or other legal, equitable or administrative proceeding that asserts any such direct or indirect released claims against the Nova Scotia Trustee/GM Releasees; and (ii) not to seek any further funding from New GM, GM Canada, any of their subsidiaries or affiliates or any of the Nova Scotia Trustee/GM Releasees for the administration of the GMNSFC bankruptcy estate, and New GM, GM Canada, their subsidiaries and affiliates, and any of the Nova Scotia Trustee/GM Releasees are released and discharged of any further obligation to provide such funding, whether or not any amounts currently remain outstanding, it being the intent of the Parties that the GM Canada Payment is the last and only payment New GM, GM Canada or any of their subsidiaries or affiliates or any of the Nova Scotia Trustee/GM Releasees will make in connection with the Claims Objection, the Adversary

Proceeding, and all ancillary proceedings, including, without limitation, the MLC bankruptcy proceeding and the GMNSFC BIA Proceeding. For the avoidance of doubt, this provision does not apply to or release the right of the Representative Noteholders and the Nova Scotia Trustee to bring a Motion under Sections 503/105 of the Bankruptcy Code in the MLC bankruptcy proceeding as specified in Paragraph 29 of this Settlement Agreement and to receive payment, if such motion is approved, from the MLC bankruptcy estate (and not New GM, GM Canada or any affiliate or subsidiary thereof).

16.	Releases by New GM and GM Canada to the Nova Scotia Trustee. Upon the Effective Date, and subject to the payment of the GM Canada Payment, and in consideration of the promises and covenants contained herein, New GM and GM Canada, on behalf of themselves and their subsidiaries and affiliates, and all of their respective past, present and future agents, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such), including without limitation the Individuals (collectively, the “GM/Nova Scotia Trustee Releasors”), completely release, waive and forever discharge the Nova Scotia Trustee, for itself, and on behalf of the bankruptcy estate of GMNSFC and their respective, agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “GM/Nova Scotia Trustee Releasees”), from any and all actions, attorneys’ fees, charges, claims, costs, demands, expenses, judgments, liabilities and causes of action of any kind, nature or description, whether matured or unmatured, contingent or absolute, liquidated or unliquidated, known or unknown, which the GM/Nova Scotia Trustee Releasors may now have, have ever had, or may in the future have against the GM/Nova Scotia Trustee/GM Releasees, arising out of or based on any facts, circumstances, issues, services, advice, or the like, occurring from the beginning of time through the date hereof, arising out of or based on any facts, circumstances, issues, services, advice, or the like, occurring from the beginning of time through the date hereof including, without limitation, any oppression, preference, fraudulent transfer, transfers for undervalue, fraudulent conveyance, assignment and preference, payment or repayment of dividends, contribution or indemnity, or any similar or other matter under Canadian federal or provincial statute or law, the BIA or the Bankruptcy Code, at law or in equity, and/or any creditor or derivative claims which belong to or are assertable by the bankruptcy estate of GM Nova Scotia or its successors and assigns as may exist under applicable Nova Scotia law or otherwise. For the avoidance of doubt, the releases given by the GM/Nova Scotia Trustee Releasors in favor of the GM/Nova Scotia Trustee Releasees are intended to be general releases and not specific releases. For the avoidance of doubt, this provision does not apply to or release the right of the Representative Noteholders and the Nova Scotia Trustee to bring a Motion under Sections 503/105 of the Bankruptcy Code in the MLC bankruptcy proceeding as specified in Paragraph 29 of this Settlement Agreement and to receive payment if such motion is approved from the MLC bankruptcy estate (and not New GM, GM Canada or any affiliate or subsidiary thereof).

17.

Releases by the GUC Trust to New GM and GM Canada. Upon the Effective Date, and subject to the payment of the GM Canada Payment, and in consideration of the promises and covenants contained herein, the GUC Trust, for itself, and on behalf of the MLC bankruptcy estates and their respective, agents, employees, officers, directors, shareholders, creditors, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “GUC Trust/GM Releasors”), completely release, waive and forever discharge New GM, GM Canada, and all of their subsidiaries and affiliates, all of their respective past, present and future agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) including without limitation the Individuals and all past officers, directors and employees of GMNSFC (collectively, the “GUC Trust/GM Releasees”), from any and all actions, attorneys’ fees, charges, claims, costs, demands, expenses, judgments, liabilities and causes of action of any kind, nature or description, whether matured or unmatured, contingent or absolute, liquidated or unliquidated, known or unknown, direct or derivative, which the GUC Trust/GM Releasors may now have, have ever had, or may in the future have against the GUC Trust/GM Releasees, arising out of or based on any facts, circumstances, issues, services, advice, or the like, occurring from the beginning of time through the date hereof that relate to, arise under or concern the Lock-Up Agreement, the Consent Fee (including the funding of the Consent Fee or the repayment of any loans made by Old GM which indirectly funded the Consent Fee), the Notes, the Intercompany Loans, the Guarantee, the Guarantee Claim, the Wind-Up Claim, the Extraordinary Resolution, the June 25 Agreement, GMNSFC, the GMNSFC BIA Proceedings, the Claims Objection, the Adversary Proceeding, the Rule 60(b) Motion, or any matter associated with any of the foregoing including without limitation any claims for oppression, preference, fraudulent transfer and transfers for undervalue, fraudulent conveyance, assignment and preference, payment or repayment of dividends, contribution or indemnity, or any similar or other matter under Canadian federal or provincial statute or law, the BIA or the Bankruptcy Code, at law or in equity, provided, however, that the releases given by the GUC Trust/GM Releasors to the GUC Trust/GM Releasees as set forth in this paragraph do not affect or concern any rights, duties and/or obligations that may exist between the GUC Trust/GM Releasors and the GUC Trust/GM Releasees arising under the Final MSPA, the Sale Approval Order, the Transition Services Agreement or any agreement associated therewith that does not concern or relate to the Lock-Up Agreement, the Consent Fee (including the funding of the Consent Fee or the repayment of the loans made by Old GM which indirectly funded the Consent Fee), the Notes, the Intercompany Loans, the Guarantee, the Guarantee Claim, the Wind-Up Claim, the Extraordinary Resolution, the June 25 Agreement, GMNSFC, the GMNSFC BIA Proceedings, the Claims Objection, the Adversary Proceeding, the Rule 60(b) Motion, or any matter associated with any of the foregoing (the “Remaining Claims”). In addition, the GUC Trust/GM Releasors, on behalf of themselves and their successors and assigns, agree not to make any claim, commence or continue any action, lawsuit, adversary proceeding or other legal, equitable or administrative proceeding that asserts any direct or indirect released claims against the GUC Trust/GM Releasees. The GUC Trust/GM Releasors further agree to dismiss with prejudice and without costs all pending litigations to vacate, annul or modify the Sale Order pursuant to Rule 60(b) of the Federal Rules of Civil Procedure or otherwise, and further agree not to bring any action or matter at any time to vacate, annul or modify the Sale Order. For the avoidance of doubt, this provision does not apply to or release the right of the Representative Noteholders and the Nova Scotia Trustee to bring a Motion under Sections 503/105 of the Bankruptcy Code in the MLC bankruptcy proceeding as specified in Paragraph 29 of this Settlement Agreement and to receive payment, if such motion is approved, from the MLC bankruptcy estate (and not New GM, GM Canada or any affiliate or subsidiary thereof).

18.	Releases by New GM and GM Canada to the GUC Trust. Upon the Effective Date, and subject to the payment of the GM Canada Payment, and in consideration of the promises and covenants contained herein, New GM and GM Canada, on behalf of themselves and their subsidiaries and affiliates, all of their respective past, present and future agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) thereof (collectively, the “GM/GUC Trust Releasors”), completely release, waive and forever discharge the GUC Trust, for itself, and on behalf of the MLC bankruptcy estates and their respective, agents, employees, officers, directors, shareholders, creditors, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “GM/GUC Trust Releasees”), from any and all actions, attorneys’ fees, charges, claims, costs, demands, expenses, judgments, liabilities and causes of action of any kind, nature or description, whether matured or unmatured, contingent or absolute, liquidated or unliquidated, known or unknown, direct or derivative, which the GM/GUC Trust Releasors may now have, have ever had, or may in the future have against the GM/GUC Trust Releasees, arising out of or based on any facts, circumstances, issues, services, advice, or the like, occurring from the beginning of time through the date hereof that relate to, arise under or concern the Lock-Up Agreement, the Consent Fee (including the funding of the Consent Fee or the repayment of any loans made by Old GM which indirectly funded the Consent Fee), the Notes, the Intercompany Loans, the Guarantee, the Guarantee Claim, the Wind-Up Claim, the Extraordinary Resolution, the June 25 Agreement, GMNSFC, the GMNSFC BIA Proceeding, the Claims Objection, the Adversary Proceeding, the Rule 60(b) Motion, or any matter associated with any of the foregoing, including without limitation any claims for oppression, preference, fraudulent transfer and transfers for undervalue, fraudulent conveyance, assignment and preference, payment or repayment of dividends, contribution or indemnity, or any similar or other matter under Canadian federal or provincial statute or law, the BIA or the Bankruptcy Code, at law or in equity, provided, however, that the releases given by the GM/GUC Trust Releasors to the GM/GUC Trust Releasees as set forth in this paragraph do not affect or concern any rights, duties and/or obligations that may exist between the GM/GUC Trust Releasors and the GM/GUC Trust Releasees concerning the Remaining Claims. In addition, the GM/GUC Trust Releasors, on behalf of themselves and their successors and assigns, agree not to make any claim, commence or continue any action, lawsuit, adversary proceeding or other legal, equitable or administrative proceeding that asserts any such direct or indirect released claim against the GM/GUC Trust Releasees.

19.

Releases by All Past, Present and Future Holders of Notes and Nova Scotia Trustee to the GUC Trust. Upon the Effective Date, and subject to the Distribution and the payment of the GM Canada Payment, in consideration of the promises and covenants contained herein, all past, present and future holders of Notes, on each of their own behalf and their respective, agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof, and the Nova Scotia Trustee, for itself, and on behalf of the bankruptcy estate of GMNSFC and their respective, agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “Noteholders/Nova Scotia Trustee/GUC Trust Releasors”), completely releases, waives and forever discharges or shall be deemed to have completely released, waived, and forever discharged the GUC

Trust for itself, and on behalf of the MLC bankruptcy estates and their respective, agents, employees, officers, directors, shareholders, creditors, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “Noteholders/Nova Scotia Trustee/GUC Trust Releasees”), from any and all actions, attorneys’ fees, charges, claims, costs, demands, expenses, judgments, liabilities and causes of action of any kind, nature or description, whether matured or unmatured, contingent or absolute, liquidated or unliquidated, known or unknown, which the Noteholders/Nova Scotia Trustee/GUC Trust Releasors may now have, have ever had, or may in the future have against the Noteholders/Nova Scotia Trustee/GUC Trust Releasees, arising out of or based on any facts, circumstances, issues, services, advice, or the like, occurring from the beginning of time through the date hereof. For the avoidance of doubt, this provision does not apply to or release the right of the Representative Noteholders and the Nova Scotia Trustee to bring a Motion under Sections 503/105 of the Bankruptcy Code in the MLC bankruptcy proceeding as specified in Paragraph 29 of this Settlement Agreement and to receive payment, if such motion is approved, from the MLC bankruptcy estate (and not New GM, GM Canada or any affiliate or subsidiary thereof).

20.	Releases by the GUC Trust to All Past, Present and Future Holders of Notes and Nova Scotia Trustee. Upon the Effective Date, and subject to the Distribution and the payment of the GM Canada Payment, in consideration of the promises and covenants contained herein, the GUC Trust for itself, and on behalf of the MLC bankruptcy estates and their respective, agents, employees, officers, directors, shareholders, creditors, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “GUC Trust/ Noteholders/Nova Scotia Trustee/Releasors”), completely releases, waives and forever discharges all past, present and future holders of Notes, on each of their own behalf and their respective, agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof, and the Nova Scotia Trustee, for itself, and on behalf of the bankruptcy estate of GMNSFC and their respective, agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof, (collectively, the “GUC Trust/ Noteholders/Nova Scotia Trustee”), from any and all actions, attorneys’ fees, charges, claims, costs, demands, expenses, judgments, liabilities and causes of action of any kind, nature or description, whether matured or unmatured, contingent or absolute, liquidated or unliquidated, known or unknown, which the GUC Trust/ Noteholders/Nova Scotia Trustee Releasors may now have, have ever had, or may in the future have against the GUC Trust/ Noteholders/Nova Scotia Trustee/Releasees, arising out of or based on any facts, circumstances, issues, services, advice, or the like, occurring from the beginning of time through the date hereof. For the avoidance of doubt, this provision does not apply to or release the right of the Representative Noteholders and the Nova Scotia Trustee to bring a Motion under Sections 503/105 of the Bankruptcy Code in the MLC bankruptcy proceeding as specified in Paragraph 29 of this Settlement Agreement and to receive payment, if such motion is approved, from the MLC bankruptcy estate (and not New GM, GM Canada or any affiliate or subsidiary thereof).

21.	Releases by All Past, Present and Future Holders of Notes to the Nova Scotia Trustee. Upon the Effective Date, and subject to the Distribution and the payment of the GM Canada Payment, in consideration of the promises and covenants contained herein, all past, present and future holders of Notes, on each of their own behalf and their respective, agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “Noteholder/Nova Scotia Trustee Releasors”), completely release, waive and forever discharge or are deemed to have completely released, waived, and forever discharged the Nova Scotia Trustee for itself, and on behalf of the bankruptcy estate of GMNSFC and their respective, agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “Noteholder/Nova Scotia Trustee Releasees”), from any and all actions, attorneys’ fees, charges, claims, costs, demands, expenses, judgments, liabilities and causes of action of any kind, nature or description, whether matured or unmatured, contingent or absolute, liquidated or unliquidated, known or unknown, which the Noteholder/Nova Scotia Trustee Releasors may now have, have ever had, or may in the future have against the Noteholder/Nova Scotia Trustee Releasees, arising out of or based on any facts, circumstances, issues, services, advice, or the like, occurring from the beginning of time through the date hereof. For the avoidance of doubt, this provision does not apply to or release the right of the Representative Noteholders and the Nova Scotia Trustee to bring a Motion under Sections 503/105 of the Bankruptcy Code in the MLC bankruptcy proceeding as specified in Paragraph 29 of this Settlement Agreement and to receive payment, if such motion is approved, from the MLC bankruptcy estate (and not New GM, GM Canada or any affiliate or subsidiary thereof).

22.	Releases by the Nova Scotia Trustee to All Past, Present and Future Holders of Notes. Upon the Effective Date, and subject to the Distribution and the payment of the GM Canada Payment, in consideration of the promises and covenants contained herein, the Nova Scotia Trustee for itself, and on behalf of the bankruptcy estate of GMNSFC and their respective, agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “Nova Scotia Trustee/Noteholder Releasors”), completely releases, waives and forever discharges all past, present and future holders of Notes, on each of their own behalf and their respective, agents, attorneys, employees, officers, directors, shareholders, successors, assigns, members, representatives (in their capacity as such) and any subsidiary or affiliate thereof (collectively, the “Nova Scotia Trustee/Noteholder Releasees”), from any and all actions, attorneys’ fees, charges, claims, costs, demands, expenses, judgments, liabilities and causes of action of any kind, nature or description, whether matured or unmatured, contingent or absolute, liquidated or unliquidated, known or unknown, which the Nova Scotia Trustee/Noteholder Releasors may now have, have ever had, or may in the future have against the Nova Scotia/Trustee Noteholder Releasees, arising out of or based on any facts, circumstances, issues, services, advice, or the like, occurring from the beginning of time through the date hereof. For the avoidance of doubt, this provision does not apply to or release the right of the Representative Noteholders and the Nova Scotia Trustee to bring a Motion under Sections 503/105 of the Bankruptcy Code in the MLC bankruptcy proceeding as specified in Paragraph 29 of this Settlement Agreement and to receive payment, if such motion is approved, from the MLC bankruptcy estate (and not New GM, GM Canada or any affiliate or subsidiary thereof).

23.	Acknowledgements by the GUC Trust, All Past, Present and Future Holders of Notes and the Nova Scotia Trustee. It is expressly acknowledged and confirmed, or deemed to be acknowledged and confirmed, by the GUC Trust, all past, present and future holders of Notes, and the Nova Scotia Trustee that all releases, waiver of demands or claims, and dismissal of litigation in favor of Old GM, New GM (by virtue of the assignment of the Lock-Up Agreement or otherwise), and GM Canada, GMNSFC, and GM Nova Scotia Investments, Ltd. (“GMNSIL,” and with GM Canada and GMNSFC, collectively, the “Canadian Entities”) (and each of the foregoing entities’ respective past and present officers, directors and employees), and the Individuals, that are in the Lock-Up Agreement, the Extraordinary Resolution, and/or the June 25 Agreement remain valid, enforceable and binding agreements according to their terms, except that in no event shall there be any circumstance or event that would negate or annul the permanent existence of such release, waiver of demand or claim, or dismissal of litigation. By way of illustration and not limitation, the GUC Trust, all past, present and future holders of Notes and the Nova Scotia Trustee acknowledge and confirm, or are deemed to have acknowledged and confirmed, that: (a) there has not been, and there will never be (i) a successful challenge to the payment of the Consent Fee, and/or (ii) a repayment or disgorgement of the Consent Fee; (b) the Intercompany Loans have been permanently released and there is no circumstance or event that would negate or annul the complete release and discharge of the Intercompany Loans; and (c) the proceeding in the Supreme Court of Nova Scotia titled Aurelius Capital Partners, L.P. v. General Motors Corporation, Court File No. HFX No. 308066 (the “Oppression Action”) is permanently dismissed and there is no circumstance or event that would negate or annul the release and discharge of all claims and demands that were raised or could have been raised in the Oppression Action. It is further acknowledged and confirmed, or deemed to be acknowledged and confirmed, by the GUC Trust, all past, present and future holders of Notes, and the Nova Scotia Trustee that Old GM, New GM (by virtue of the assignment of the Lock-Up Agreement or otherwise) the Canadian Entities, and the Individuals have satisfied in full all of their obligations, representations and warranties, stipulations and acknowledgements, and agreements under the Lock-Up Agreement, the Extraordinary Resolution, and the June 25 Agreement including without limitation paragraphs 2 and 6 of the Lock-Up Agreement.

24.	Form 8-K. Within one (1) business day following the execution of this Settlement Agreement by all Parties, the GUC Trust will cause to be filed with the Securities and Exchange Commission a Current Report on Form 8-K substantially in the form attached hereto as Exhibit B.

25.

9019 Motion and Settlement Agreement. The GUC Trust shall prepare and file a motion with the United States Bankruptcy Court for the Southern District of New York (“Bankruptcy Court”) seeking, among other things, approval of the terms of this Settlement Agreement pursuant to Bankruptcy Rule 9019 (the “9019 Motion”). The 9019 Motion and any related order (the “9019 Approval Order”) will be in form and substance reasonably acceptable to the Parties, which acceptance will not be withheld unreasonably. Notice of the 9019 Motion will be provided as required by Paragraph 28 herein. The 9019 Motion and any related papers will be filed with the Bankruptcy Court no later than September 27, 2013. The Parties will use their best efforts to obtain a hearing of the 9019 Motion from the Bankruptcy Court on or before October 21, 2013.

26.	Avoidance Action Trust. The 9019 Approval Order shall provide that in the event that assets of the Avoidance Action Trust (as defined in the Plan) become available for distribution to holders of Allowed General Unsecured Claims (as defined in the Plan) in the manner set forth in the Avoidance Action Trust Agreement (as defined in the Plan), distributions in respect of the Guarantee Claim Amount and the Allowed Wind-Up Claim Amount shall be made to the registered holders of Notes as of the Record Date.

27.	Canadian Approvals. The Representative Noteholders promptly will execute and deliver to counsel for the Nova Scotia Trustee a global proof of claim in respect of the claims of All Holders against GMNSFC arising from ownership of the Notes (the “Representative Proof of Claim”) pursuant to the order of the Nova Scotia Supreme Court in Bankruptcy and Insolvency (the “Nova Scotia Court”) issued November 27, 2009. The Nova Scotia Trustee will prepare and file a motion with the Nova Scotia Court within five (5) business days of receipt of the Representative Proof of Claim seeking an order disallowing any proofs of claim filed in the GMNSFC bankruptcy in respect of the Notes other than the Representative Proof of Claim, approving the Representative Proof of Claim for distribution purposes in the GMNSFC bankruptcy, authorizing a protocol with respect to the service of notices to All Holders of any proceedings in Nova Scotia to be made through Euroclear and Clearstream settlement systems, setting a date and location for a meeting of creditors to approve this agreement, and setting a date for a further hearing in Nova Scotia (the “Nova Scotia Procedural Motion”). The Nova Scotia Trustee will give notice of a meeting of creditors of GMNSFC pursuant to the BIA (the “Meeting of Creditors”) to occur within ten (10) business days of the issuance of the Nova Scotia Procedural Order or such longer period as prescribed by the Nova Scotia Court. The Representative Noteholders who hold the Representative Proof of Claim agree to vote in favor of entering into the Settlement Agreement at the Meeting of Creditors. Subject to receipt of appropriate approvals and directions at the Meeting of Creditors, within five (5) business days of the issuance of the 9019 Approval Order and the occurrence of the Meeting of Creditors, the Nova Scotia Trustee will prepare and file a motion in form and substance reasonably acceptable to the Parties (the “Nova Scotia Approval Motion,” and together with the 9019 Motion and the Nova Scotia Procedural Motion, the “Approval Motions”) with the Nova Scotia Court seeking recognition of the 9019 Approval Order, approval of all costs of the Nova Scotia Trustee and its counsel to date, authorization to pay a portion of those costs from the assets of the GMNSFC estate, and incorporating by reference and giving effect to the releases contained in paragraphs 13 to 22 and the bar order contained in paragraph 31 of this agreement and the equivalent provisions of the 9019 Approval Order (the “Nova Scotia Recognition Order” and together with the 9019 Approval Order, the “Approval Orders”). The Nova Scotia Recognition Order shall be in form and substance reasonably acceptable to the Parties. Notice of the Nova Scotia Procedural Motion and the Nova Scotia Approval Motion will be provided as required by Paragraph 28.

28.	Notice of the Approval Motions. Notice of the Approval Motions will be given as follows:

a.	The Nova Scotia Trustee will cause the Fiscal and Paying Agent to provide a notice of the Approval Motions to all present holders of the Notes through the Euroclear and Clearstream settlement systems;

b.	The GUC Trust will provide notice of the 9019 Motion in accordance with the Bankruptcy Code and Local Rules of the Bankruptcy Court for the Southern District of New York, or as otherwise required by the Sixth Amended Order Pursuant to 11 U.S.C. § 105(a) and Bankruptcy Rules 1015(c) and 9007 establishing Notice and Case Management Procedures, dated May 5, 2011 (Bankr. Dkt. No. 10183);

c.	The Nova Scotia Trustee will provide notice of the Nova Scotia Procedural Motion and motion to seek the Nova Scotia Approval Motion in accordance with applicable Canadian laws, rules and statutes;

d.	The GUC Trust will provide notice of the 9019 Motions to the addresses listed in the proofs of claim identified in Exhibit A hereto and any party served with the Claims Objection or the Adversary Proceeding; and

e.	The Nova Scotia Trustee will provide notice of the Nova Scotia Procedural Motion to the addresses listed in any proofs of claim filed in the GMNSFC BIA Proceedings.

29.	Sections 503(b)/105 Motion. The 9019 Motion will reflect the agreement of the Parties that the Representative Noteholders and the Nova Scotia Trustee may file a motion under Sections 503(b) and 105 of the Bankruptcy Code for payment by the GUC Trust of up to $1.5 million in cash in the aggregate (the “Sections 503(b)/105 Motion”). The Sections 503(b)/105 Motion must be filed within three (3) business days after the filing of the 9019 Motion, and the GUC Trust agrees that it will not oppose the Sections 503(b)/105 Motion. The Sections 503(b)/105 Motion will be independent of, and not be subject to, a condition of, or governed by, the Approval Orders. Any order determining the Sections 503(b)/105 Motion shall be a stand-alone order, separate and independent of the Approval Orders, and the Representative Noteholders and the Nova Scotia Trustee agree that they shall request the Bankruptcy Court to enter such a stand-alone order, limited to the relief requested in the Sections 503(b)/105 Motion.

30.	Court Approval. The GUC Trust and the Nova Scotia Trustee shall diligently prosecute the respective Approval Motions and use their best efforts to obtain the respective Approval Orders. In addition, the Parties shall work in good faith to agree on the form and substance of the Approval Motions and the Approval Orders. Further, the non-moving Parties to the Approval Motions shall submit to each court an indication of support for the Approval Motions and will not take any actions which may frustrate the process of obtaining the Approval Orders.

31.

Bar Order Provision. The Parties agree that the Approval Orders shall contain provisions barring and enjoining all past, present and future holders of Notes, GMNSFC, the Nova Scotia Trustee or any creditor of Old GM or GMNSFC from directly or indirectly making any claim, or commencing, continuing, initiating instituting, maintaining or prosecuting any lawsuit, administrative proceeding, action or other legal or equitable proceeding based on the Lock-Up Agreement, the Consent Fee (including the funding of the Consent Fee or the repayment of any loans made by Old GM which indirectly funded the Consent Fee), the Notes, the Intercompany Loans, the Guarantee, the Guarantee Claim, the Wind-Up Claim, the Extraordinary Resolution, the June 25 Agreement, GMNSFC, the GMNSFC BIA Proceedings, the Claims Objection, the Adversary Proceeding, the Rule 60(b) Motion, this Settlement Agreement, or the Oppression Action against the Noteholder/GM Releasees, the Nova Scotia Trustee/GM Releasees, or the GUC Trust/GM Releasees. All past, present, and future holders of the Notes (and the other Parties) agree or shall be deemed to have agreed not to commence any litigation of any kind which will result in a third party asserting a claim, liability or demand against the Noteholder/GM Releasees, the Nova Scotia Trustee/GM Releasees, or the GUC Trust/GM Releasees in respect of the subject matters being released by the Parties pursuant to this Settlement Agreement. The Approval Orders shall contain a provision enjoining such actions.

32.	Conditions. This Settlement Agreement shall not become effective or binding on the Parties and all past, present, and future holders of Notes unless the following conditions are satisfied:

a.	The following are conditions precedent: (i) this Agreement is fully executed by all of the Parties; (ii) the Nova Scotia Trustee has held the Meeting of Creditors in accordance with Canadian bankruptcy law and obtains consent from a majority of such creditors to file the Nova Scotia Approval Motion and Nova Scotia Recognition Order; (iii) the Bankruptcy Court has entered the 9019 Approval Order and the Nova Scotia Court has entered the Nova Scotia Recognition Order, and each order provides, among other things, for the releases set forth herein and the 9019 Approval Order provides for the Bar Order Provisions set forth herein; and (iv) each of the Approval Orders has become a Final Order;[5]

b.	The following are conditions subsequent: (i) the allowance of claims and the payments contemplated by this Settlement Agreement have been made; (ii) all claims listed in Exhibit A have been disallowed and expunged; (iii) the New GM Administrative Claim has been resolved pursuant to Paragraph 10 hereof; and (iv) the Claims Objection, the Adversary Proceeding, and the Rule 60(b) Motion have been deemed withdrawn with prejudice; and

[5]	For purposes of this Settlement Agreement, the defined term “Final Order” shall mean the 9019 Approval Order and the Nova Scotia Recognition Order, which have not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

c.	If, for any reason, any of the foregoing conditions precedent or subsequent have not occurred, then this Settlement Agreement shall be null and void and of no force or effect unless such condition(s) have been waived or modified pursuant to a writing duly executed by the Parties.

33.	Effective Date. For purposes of this Settlement Agreement, the defined term “Effective Date” shall mean the date that is the first business day after the later of: (a) the date on which the 9019 Approval Order becomes a Final Order; and (b) the date on which the Nova Scotia Recognition Order becomes a Final Order. If an appeal has been filed validly in accordance with applicable laws, rules and statutes, then the Parties shall negotiate in good faith to establish a mutually agreeable alternative to the Effective Date.

34.	Record Date. The record date for the Distribution to holders of the Notes shall be two business days following the Effective Date, or as soon thereafter as may be required by the applicable procedures of the Euroclear and Clearstream settlement systems (the “Record Date”).

35.	GUC Trust Monitor Approval. By signing below, the GUC Trust Monitor provides evidence of its approval, pursuant to Sections 11.3(a)(i) and 11.3(a)(viii) of the GUC Trust Agreement, of the settlement of Claims as described in this Settlement Agreement and the distributions contemplated by Paragraphs 4 and 12 herein.

36.	Power to Execute. Each of the persons executing this Settlement Agreement on behalf of a Party hereto represents and warrants that, subject to the Approval Orders, he or she has full power and authority from the Party he or she purports to represent to execute and deliver this Settlement Agreement on behalf of such Party and that all necessary resolutions, authorizations, and/or other necessary formalities have been obtained or accomplished. The Representative Noteholders signatory hereto represent that each owns the Notes listed on each signature page for such Representative Noteholder, that the Notes and any related claims were not assigned, and no third party consents are necessary for resolution of the Representative Noteholders’ interests in the Notes.

37.	Further Assurances. The Parties each agree to execute all such further documents as shall be reasonably necessary, required or helpful to carry out the terms, provisions and conditions of this Settlement Agreement including if necessary an extraordinary resolution to confirm that this Settlement Agreement shall be binding on all past, present, and future holders of Notes.

38.	Good Faith. This Settlement Agreement was negotiated by the Parties hereto at arm’s length and in good faith. Each of the Parties has participated in the preparation of this Settlement Agreement after consulting counsel of its choice.

39.

No Admission of Liability. Nothing contained in this Settlement Agreement shall constitute or be construed as an admission or adjudication, express or implied, of any liability whatsoever with respect to any claims that are the subject matter of this Settlement Agreement, or any issue of fact, law or liability of any type or nature with respect to any matter whether or not referred to herein, and none of the Parties hereto has made such an admission. Without limiting in any way the effect of the preceding sentence, nothing in this Settlement Agreement shall constitute or be construed to be a successful challenge to the payment of the Consent Fee or the repayment or disgorgement of the Consent Fee. If this Settlement Agreement is not consummated pursuant to the terms hereof, it shall not be used or relied upon for any purpose other than the enforcement of rights under this paragraph.

40.	Binding Effect. Upon the Effective Date, this Settlement Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective predecessors, successors, endorsees, transferees, heirs, beneficiaries and assigns.

41.	WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS SETTLEMENT AGREEMENT.

42.	Amendments and Modifications. No failure or delay on the part of any party hereto in exercising any right, power or remedy under this Settlement Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of such right, power or remedy preclude any other right, power or remedy under this Settlement Agreement. No amendment, modification, termination or waiver of any provision of this Settlement Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing making explicit reference to this Settlement Agreement, and shall be effective only in the specific instance and for the specific purpose for which given, and executed by each of the Parties hereto. No notice or demand in any case shall entitle the recipient to any other or further notice or demand in similar or other circumstances.

43.	Counterparts. This Settlement Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this document by facsimile or other electronic transaction in portable document format (pdf) shall be effective as delivery of a manually executed counterpart of this document.

44.	Notice. All notices and other communications relating to this Settlement Agreement shall be in writing, addressed to the Parties, respectively, at their respective addresses set forth below, or at such other address as any may give notice to the other parties hereto as herein provided. Any notice, request or communication hereunder shall be deemed to have been given three (3) days after deposit in the mail, postage prepaid, or in the case of hand delivery or delivery by overnight courier, when delivered, addressed as aforesaid, provided, however, that notice of a change of address shall be deemed to have been given only when actually received by the party to which it is addressed.

a.	To the GUC Trust:

Barry Seidel, Esq.

Eric Fisher, Esq.

DICKSTEIN SHAPIRO

1633 Broadway

New York, NY 10019-6708

Tel.:  (212) 277-6500

Fax:  (212) 277-6501

seidelb@dicksteinshapiro.com

fishere@dicksteinshapiro.com

b.	To the Representative Noteholders:

Bruce Zirinsky, Esq.

GREENBERG TRAURIG, LLP

MetLife Building

200 Park Avenue,

New York, NY 10166

Tel.:  (212) 801-9200

Fax:  (212) 801-6400

zirinskyb@gtlaw.com

- and -

Kevin D. Finger, Esq.

GREENBERG TRAURIG, LLP

77 W. Wacker Dr., Suite 3100

Chicago, IL 60601

Tel.:  (312) 456-8400

Fax:  (312) 456-8435

fingerk@gtlaw.com

- and -

Steven Reisman, Esq.

Theresa Foudy, Esq.

CURTIS, MALLET-PREVOST, COLT & MOSLE, LLP

101 Park Avenue

New York, NY 10178-0061

Tel.:  (212) 696-6000

Fax:  (212) 697-1559

sreisman@curtis.com

tfoudy@curtis.com

c.	To the Nova Scotia Trustee:

Daniel Golden, Esq.

Sean O’Donnell, Esq.

AKIN GUMP STRAUSS HAUER & FELD, LLP

One Bryant Park

Bank of America Tower

New York, NY 10036-6745

Tel.:  (212) 872-1000

Fax:  (212) 872-1002

dgolden@akingump.com

sodonnell@akingump.com

d.	To General Motors LLC and General Motors of Canada Limited:

Arthur Steinberg, Esq.

Scott Davidson, Esq.

KING & SPALDING, LLP

1185 Avenue of the Americas

New York, NY 10036

Tel.:  (212) 556-2100

Fax:  (212) 556-2222

asteinberg@kslaw.com

sdavidson@kslaw.com

- and -

Lawrence Buonomo, Esq.

300 GM Renaissance Center,

P.O. Box Mail Code 482-C39-B40

Detroit, Michigan

lawrence.s.buonomo@gm.com

45.	Governing Law. The Parties hereto acknowledge and agree that the laws of the State of New York shall govern the construction of this Settlement Agreement and the rights, remedies, warranties, representations, covenants, and provisions hereof without giving effect to the conflict of laws rules of the State of New York.

46.	Exclusive Jurisdiction of the Bankruptcy Court. The Bankruptcy Court shall have exclusive jurisdiction to interpret and enforce this Settlement Agreement and to resolve any disputes relating to or concerning this Settlement Agreement. The Parties agree to consult in good faith with each other before seeking judicial relief. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction of the Bankruptcy Court for all purposes related to the enforcement or interpretation of this Settlement Agreement.

47.	Entire Agreement. This Settlement Agreement embodies the entire agreement of the Parties hereto with regard to the subject matter hereof and any prior representations and agreements with regard to the same are superseded in their entirety hereby. Headings are for convenience of reference only and shall not affect construction of this Settlement Agreement. The terms “hereof,” “herein,” “hereunder” and derivative words refer to this Settlement Agreement. Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate. The use of the word “including” herein shall mean “including without limitation.” Unless the context otherwise required, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Time is expressly made of the essence of this Settlement Agreement.

48.	Additional Agreements. In furtherance of the settlement embodied herein, the Parties may issue, execute or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of this Settlement Agreement.

THIS PORTION OF THE PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Settlement Agreement as of the date and year shown above.

MOTORS LIQUIDATION COMPANY GUC TRUST

By:	/s/ David A. Vanaskey Jr.

Print:	David A. Vanaskey Jr.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Settlement Agreement as of the date and year shown above.

FTI CONSULTING, INC., AS GUC TRUST MONITOR, IN ITS SOLE CAPACITY AS GUC TRUST MONITOR AND NOT IN ITS INDIVIDUAL CAPACITY

By:	/s/ Conor P. Tully

Print:	Conor P. Tully
Senior Managing Director

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Settlement Agreement as of the date and year shown above.

GREEN HUNT WEDLAKE, INC. as TRUSTEE OF GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY

By:	/s/ Peter Wedlake

Print:	Peter Wedlake

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Settlement Agreement as of the date and year shown above.

DBX – RISK ARBITRAGE 1 FUND, LYXOR/PAULSON INTERNATIONAL FUND LIMITED, PAULSON ENHANCED LTD., PAULSON INTERNATIONAL LTD., PAULSON PARTNERS ENHANCED, L.P., AND PAULSON PARTNERS L.P.

Collective Beneficial Holdings:		£12,845,000 2015 Notes

£156,138,000 2023 Notes

DBX – RISK ARBITRAGE 1 FUND		LYXOR/PAULSON INTERNATIONAL FUND LIMITED

By:	/s/ Stuart Merzer	By:	/s/ Lionel Paquin

Print:	Stuart Merzer	Print:	Lionel Paquin
	Authorized Signatory		Director

PAULSON ENHANCED LTD.		By:	/s/ Ingrid Martin

By:	/s/ Stuart Merzer	Print:	Ingrid Martin
Print:	Stuart Merzer		Director
	Authorized Signatory	PAULSON INTERNATIONAL LTD.
PAULSON PARTNERS ENHANCED, L.P.		By:	/s/ Stuart Merzer

By:	/s/ Stuart Merzer	Print:	Stuart Merzer
Authorized Signatory
Print:	Stuart Merzer Authorized Signatory	PAULSON PARTNERS L.P.
		By:	/s/ Stuart Merzer

		Print:	Stuart Merzer
Authorized Signatory

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Settlement Agreement as of the date and year shown above.

ELLIOTT INTERNATIONAL LP, THE LIVERPOOL LIMITED PARTNERSHIP, GATWICK SECURITIES LLC

Collective Beneficial Holdings:		£121,193,000 2015 Notes

£22,806,000 2023 Notes

THE LIVERPOOL LIMITED PARTNERSHIP
By: Liverpool Associates Ltd.
as General Partner

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

ELLIOTT INTERNATIONAL, L.P.
By: Elliott International Capital Advisors Inc.
as Attorney-in-Fact

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

GATWICK SECURITIES LLC

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Settlement Agreement as of the date and year shown above.

DRAWBRIDGE DSO SECURITIES LLC, DRAWBRIDGE OSO SECURITIES LLC, FCOF UB SECURITIES LLC, WORDEN MASTER FUND L.P. , WORDEN MASTER FUND II L.P.

Collective Beneficial Holdings:			£56,452,000 2015 Notes

£13,464,000 2023 Notes

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: Drawbridge Special Opportunities GP LLC, its general partner

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

DRAWBRIDGE DSO SECURITIES LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

DRAWBRIDGE OSO SECURITIES LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

FCOF UB SECURITIES LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

WORDEN MASTER FUND L.P.

By: Fortress Special Opportunities I GP LLC, its general partner

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

WORDEN MASTER FUND II L.P.

By: Fortress Special Opportunities I GP LLC, its general partner

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Settlement Agreement as of the date and year shown above.

MORGAN STANLEY & CO. INTERNATIONAL PLC

Beneficial Holdings:		£63,063,000 2015 Notes

£39,232,200 2023 Notes

By:	/s/ Brian Cripps

Print:	Brian Cripps
Authorized Signatory

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Settlement Agreement as of the date and year shown above.

GENERAL MOTORS LLC

By:	/s/ Anne T. Larin

Print:	Anne T. Larin
Secretary

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Settlement Agreement as of the date and year shown above.

GENERAL MOTORS OF CANADA LIMITED

By:	/s/ Jeffrey W. Rolfs

Print:	Jeffrey W. Rolfs

EXHIBIT A

PROOFS OF CLAIM FILED IN CONNECTION WITH THE GUARANTEE

Claim Nos. 1556; 1558; 29379; 29647; 29648; 31167; 31168; 31868; 32887; 32888; 37319; 49548; 60234; 60251; 60547; 60566; 60567; 60964; 60993; 61481; 61520; 61915; 63955; 64298; 64332; 64340; 65554; 65765; 65784; 65934; 66206; 66216; 66217; 66218; 66265; 66266; 66267; 66312; 66448; 66462; 66718; 66735; 66769; 67022; 67034; 67035; 67244; 67245; 67345; 67428; 67429; 67430; 67498; 67499; 67500; 67501; 68705; 68941; 69306; 69307; 69308; 69309; 69340; 69341; 69551; 69552; 69734; 70200; 70201; and 71270.

EXHIBIT B

Form 8-K Disclosure

The Motors Liquidation Company GUC Trust (the “GUC Trust”) previously announced, on June 27, 2013, the commencement of a court-ordered mediation process (the “Nova Scotia Mediation”) in the ongoing litigation (the “Nova Scotia Litigation”) to disallow, equitably subordinate or reduce certain claims filed in the bankruptcy cases of Motors Liquidation Company (“MLC”) and its affiliates by or on behalf of the holders of the 8.375% guaranteed notes due December 7, 2015 (the “2015 Notes”) and the 8.875% guaranteed notes due July 10, 2023 (the “2023 Notes”), in each case issued in 2003 by General Motors Nova Scotia Finance Company (collectively, the “Nova Scotia Notes”).

On September 26, 2013, the parties to the Nova Scotia Mediation entered into a proposed settlement agreement (the “Settlement Agreement”) relating to the Nova Scotia Litigation, the principal terms of which include:

(i)	the allowance of a $1.073 billion general unsecured claim against the MLC estate in favor of the holders of the Nova Scotia Notes, based upon MLC’s guarantee of the Nova Scotia Notes (the “Guarantee Claim”);

(ii)	the reduction of the approximately $1.608 billion claim filed by Green Hunt Wedlake, Inc. as trustee for General Motors Nova Scotia Finance Company (the “Nova Scotia Trustee”) to $477 million, and the allowance of that claim as so reduced as a general unsecured claim against the MLC estate (the “Wind-Up Claim”);

(iii)	the payment by General Motors of Canada Limited of $50 million in cash to the Nova Scotia Trustee, to be applied in part to pay certain fees and expenses of certain parties to the Nova Scotia Mediation in the amount of $17.5 million (plus any additional amounts owed by General Motors Nova Scotia Finance Company to the Canadian Office of Superintendent of Bankruptcy pursuant to applicable bankruptcy laws in Canada), with the remainder to be distributed to the holders of the Nova Scotia Notes allocated as follows: approximately 57.43% to the 2015 Notes and approximately 42.57% to the 2023 Notes; and

(iv)	various releases from liability by all past, present and future holders of Nova Scotia Notes and the other parties to the Settlement Agreement.

The Settlement Agreement requires the GUC Trust to make the following distributions in accordance with the terms of the Amended and Restated Motors Liquidation Company GUC Trust Agreement, dated as of June 11, 2012, as subsequently amended (the “GUC Trust Agreement”), on an accelerated basis:

(i)	a special distribution (the “Initial Distribution”) of common stock of General Motors Company (the “GM Common Stock”), warrants to purchase GM Common Stock and units of beneficial interest in the GUC Trust (the “GUC Trust Units”), pursuant to Sections 5.3 and 5.8 of the GUC Trust Agreement, to the holders of record of the Nova Scotia Notes as of a date (the “Noteholder Record Date”) following the expiration of the Settlement Appeals Periods (as defined below), as the beneficial holders of the allowed portions of the Guarantee Claim and the Wind-Up Claim, on account of such claims; and

(ii)	a special distribution of excess distributable assets of the GUC Trust, pursuant to Sections 5.4 and 5.8 of the GUC Trust Agreement, to all holders of record of the GUC Trust Units (including the GUC Trust Units distributed in the Initial Distribution) as of a record date to be set after the date of the Initial Distribution.

The Initial Distribution will consist of, in the aggregate, (a) 6,174,015 shares of GM Common Stock, (b) 5,612,741 warrants to acquire GM Common Stock at an exercise price of $10.00, expiring July 10, 2016, (c) 5,612,741 warrants to acquire GM Common Stock at an exercise price of $18.33, expiring July 10, 2019, and (d) 1,550,000 GUC Trust Units. In addition, in the event that any assets become available for distribution to holders of general unsecured claims against the MLC estate in respect of the legal action styled as Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al. (Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009)) (the “Term Loan Avoidance Action”), such distributions will be made to the holders of the Nova Scotia Notes as of the Noteholder Record Date, as the beneficial holders of the allowed portions of the Guarantee Claim and the Wind-Up Claim. For additional information regarding the Term Loan Avoidance Action, please see the disclosure in the GUC Trust’s Form 10-K, filed on March 31, 2013, under the headings “Item 1. Business—Term Loan Avoidance Action” and “Item 3. Legal Proceedings—Term Loan Avoidance Action.”

The Settlement Agreement also requires, on or before September 27, 2013, the GUC Trust to file a motion with the Bankruptcy Court for the Southern District of New York, and the Nova Scotia Trustee to file a motion with the Supreme Court of Nova Scotia, in each case seeking the approval by such court of the Settlement Agreement. The Settlement Agreement is subject to, among other things, the receipt of such court approvals, and the terms of the Settlement Agreement are not binding on the GUC Trust or the other parties until such court approvals are obtained and until the applicable deadlines for appeal (the “Settlement Appeals Periods”) have expired. The Settlement Agreement is also subject to (i) the withdrawal, disallowance and/or expungement of all other claims filed in the bankruptcy cases of MLC in respect of the Nova Scotia Notes, (ii) the withdrawal of the New GM Administrative Claim, as defined and to the extent set forth in the Settlement Agreement, (iii) the withdrawal of the Rule 60(b) Motion, as defined in the Settlement Agreement, and (iv) the dismissal of the Nova Scotia Litigation and all ancillary proceedings thereto.

The foregoing description is qualified in its entirety by to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 and which is incorporated by reference into this Item 1.01.